UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
January 17, 2007
IOMAI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-51709	52-2049149
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)
20 FIRSTFIELD ROAD, SUITE 250
GAITHERSBURG, MD 20878
(Address of principal executive offices and zip code)
(301) 556-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement.
      On January 17, 2007, Iomai Corporation (“Iomai”) entered into a contract with the United States Department of Health and Human Services (DHHS) to develop a “dose-sparing” patch for use in the event of an influenza pandemic. The patch is intended to stimulate an immune response to influenza when used in conjunction with small doses of influenza vaccine. Iomai’s key requirements under the contract are to assess the safety and immunogenicity of the patch, to perform preclinical and clinical testing of the patch and to develop a plan to bring the product to market.
      In return, DHHS will fund Iomai’s costs for research, development and capital and will pay a fixed fee. Currently, DHHS has allocated $14.5 million to cover performance under this contract through March 31, 2008. If the “dose-sparing” patch is developed through licensure, the total cost plus fixed fee payable by DHHS pursuant to the contract is estimated to be $128 million.

ITEM 8.01.     Other Events.
      On January 17, 2007, Iomai issued a press release announcing it had been awarded the contract from DHHS. The full text of Iomai’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
ITEM 9.01.     Financial Statements and Exhibits.
(d)     Exhibits
99.1                Press Release issued by Iomai Corporation on January 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMAI CORPORATION
Date: January 17, 2007	By:	/s/ Russell P. Wilson
		Name:	Russell P. Wilson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number.	Description

99.1	Press Release dated January 17, 2007.